SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2004

WESTAFF, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-24990	94-1266151
(Commission File Number)	(IRS Employer Identification No.)

298 North Wiget Lane, Walnut Creek, CA  94598

(Address of principal executive offices/Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Item 5.                                                             Other Events and Regulation FD Disclosure.

On August 2, 2004, the Registrant issued a press release to announce that it  signed an amendment to its Multicurrency Credit Agreement. Under the terms of the amendment interest rates on bank borrowings and letters of credit decreased, certain borrowing reserves were eliminated, and the eligible collateral that may be used for the Registrant’s borrowing base has been increased. The Registrant was able to negotiate improved terms for the credit facility largely because of its strong operating performance in recent months and its improved financial outlook. The Registrant reported that it expects to report earnings per share from continuing operations of an estimated $0.10 per share for the third quarter of fiscal 2004 which ended July 10, 2004, as compared to a loss of $0.05 for the third quarter of fiscal 2003.  The Registrant also expects to report a revenue increase of over 20 percent for the quarter (and over 19% on a constant currency basis.)  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.                                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description of Document

99.1	Press Release dated August 2, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Dirk A. Sodestrom
Dirk A. Sodestrom,
Senior Vice President and
Chief Financial Officer

Date: August 3, 2004

EXHIBIT INDEX

99.1	Press Release dated August 2, 2004.